UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported): 02/03/2005

CONSTAR INTERNATIONAL INC.

(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 000-16496

Delaware	13-1889304
(State or Other Jurisdiction Of Incorporation or Organization)	(I.R.S. Employer Identification No.)

One Crown Way

Philadelphia, PA 19154-4599

(Address of Principal Executive Offices, Including Zip Code)

215.552.3700

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

Constar International Inc. (the “Company”) entered into an Amended and Restated Purchase Agreement, dated as of February 3, 2005, to issue and sell in a private placement $220,000,000 of Senior Secured Floating Rate Notes due 2012 to Citigroup Global Markets Inc. (“Citigroup”) and Credit Suisse First Boston LLC at a price equal to 98.0445454546%. The Amended and Restated Purchase Agreement amends and restates in its entirety the Purchase Agreement dated February 3, 2005 among the parties thereto for the purpose of increasing the principal amount of the notes purchased thereunder from $210,000,000 to $220,000,000. The Amended and Restated Purchase Agreement contains customary representations and warranties and indemnification provisions.

Citigroup and its affiliates have prior and ongoing relationships with the Company. Citigroup has performed investment banking and advisory services for the Company from time to time for which it has received customary fees and expenses. The net proceeds from the offering of the notes will be applied to repay indebtedness under the Company’s existing senior secured credit facility, a portion of which is held by affiliates of Citigroup. Citigroup may, from time to time, engage in transactions with and perform services for the Company in the ordinary course of their business. Affiliates of Citigroup are expected to act as lenders and/or agents under, and as consideration therefor will receive fees in connection therewith, the Company’s new credit facility.

The notes are being offered by means of a private placement to qualified institutional buyers pursuant to Rule 144A, or in offshore transactions pursuant to Regulation S, promulgated under the Securities Act of 1933, as amended (the “Act”). The notes have not been registered under the Act, or applicable state securities laws, and may not be offered or sold in the United States absent registration under the Act and applicable state securities laws or applicable exemptions from these registration requirements.

Item 9.01	Financial Statements and Exhibits

(c) Exhibit

10.1	Amended and Restated Purchase Agreement, dated as of February 3, 2005, by and among Constar International Inc., the subsidiary guarantors party thereto, Citigroup Global Markets Inc. and Credit Suisse First Boston LLC.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSTAR INTERNATIONAL INC.

Date: February 9, 2005	By:	/s/ William S. Rymer

William S. Rymer
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

EX-10.1	Amended and Restated Purchase Agreement, dated as of February 3, 2005, by and among Constar International Inc., the subsidiary guarantors party thereto, Citigroup Global Markets Inc. and Credit Suisse First Boston LLC.

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